UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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BENCHMARK ELECTRONICS, INC.

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Benchmark Electronics, Inc. (the “Company”) mailed the following letter, including the following insert, to its shareholders beginning on April 15, 2016.

Bencmark Electronics, Inc. 3000 Technology Drive Angleton, TX 77515 Main: (979) 849-6550 Fax: (979) 848-5294 www.bench.com

Benchmark Highlights Strength of Board and Commitment to Best-in-Class Corporate Governance in Letter to Shareholders

Details Major Deficiencies in Industry Expertise, Functional Responsibility and Business Experience of Engaged Capital Nominees

Outlines Engaged Capital’s Activist Track Record and Lack of Shareholder Value Creation

Urges Shareholders to Vote Today “FOR” the Company’s Highly Qualified Director Nominees on the WHITE Proxy Card

April 15, 2016

Fellow Benchmark Shareholder:

On May 11, 2016, Benchmark will hold its 2016 Annual Meeting where you will be making an important decision regarding the future of your Company.

We urge you to protect the value of your investment in Benchmark by voting the enclosed WHITE proxy card "FOR" your experienced and highly qualified Director nominees: David Scheible, Michael Dawson, Gayla Delly, Douglas Duncan, Kenneth Lamneck, Bernee Strom, Paul Tufano and Clay Williams.  These directors bring a deep, diverse range of skills, industry and C-level experience, qualifications that are wholly absent from the alternate slate of director candidates proposed by hedge fund Engaged Capital.

BENCHMARK’S BOARD IS EXPERIENCED AND INDEPENDENT, AND ITS INTERESTS ARE CLOSELY ALIGNED WITH SHAREHOLDERS

Your Board and management team are focused on enhancing value for all Benchmark shareholders.  We have taken – and will continue to take – numerous steps to strengthen the Company’s performance and value-creation potential.

Your Board has a demonstrated track record of execution and shareholder value creation.  Your Board is composed of eight directors, all of whom are independent with the exception of Gayla Delly, Benchmark’s Chief Executive Officer. Your dedicated and highly qualified directors have been closely overseeing and stand fully behind management’s execution of the Company’s strategic initiatives to achieve near- and long-term revenue growth and continued profitability.  Benchmark’s eight directors possess critical knowledge of the Company and our industry that is crucial to the ongoing oversight of the successful execution of management’s strategy.  Your Board has adopted stock ownership guidelines to ensure that the interests of all directors are aligned with shareholders and are committed to acting in their best interests.

BENCHMARK’S BOARD IS COMMITTED TO BEST-IN-CLASS CORPORATE GOVERNANCE PRACTICES

Your Board is committed to robust, independent oversight, evidenced by its current profile:

•	Three new independent directors have been added in the last five years, with one new director added and a new Chairman appointed in 2016;
•	Average director tenure is only 6.3 years, significantly less than our peer group[1] median average tenure of 10 years;
•	All directors have significant C-level experience;
•	Separate Chairman and CEO roles; and
•	Two out of eight directors are women.

Furthermore, your Board has recently taken actions to further strengthen corporate governance, including (subject to your approval at the 2016 Annual Meeting) its decision to amend its majority vote standard to allow for a plurality voting standard in a contested election, and instituting a policy requiring any director failing to receive a majority vote in an uncontested election to tender his or her resignation.

Your Board is especially proud of its best-in-class corporate governance practice.  But don’t just take our word for it.  With a Quickscore of 1, Benchmark falls within the top decile of companies covered by Institutional Shareholder Services.  Furthermore, as part of our ongoing commitment, we engage extensively with shareholders on the topic of governance.  Here are select thoughts from some of our large institutional holders expressed in meetings with management over the past several months:

“That’s a good Board you have there. They get it. Great oversight.”
Institutional Shareholder A

“Great governance structure. Compensation aligned with strategy.”
Institutional Shareholder B

“Really happy with the way the company is set up. Cleanest and best governance presentation we have seen in a while. Congratulations on your governance.”
Institutional Shareholder C

1 Peer group consists of Celestica, Flextronics, Jabil, Plexus and Sanmina.

ENGAGED CAPITAL’S NOMINEES LACK RELEVANT BUSINESS AND LEADERSHIP EXPERIENCE AND ARE UNQUALIFIED TO SERVE ON YOUR BOARD

In direct contrast to Benchmark’s highly qualified directors, the director nominees proposed by hedge fund Engaged Capital have major deficiencies in industry expertise, functional responsibility and business experience.

As we have previously noted, Benchmark has sought to work constructively with Engaged Capital. Benchmark repeatedly requested that Engaged Capital provide contact details for its proposed director candidates so that they could be included in the Company's candidate review process.  Your Board strongly believes that maintaining rigorous selection criteria and conducting reasonable diligence on any Board candidate is necessary to protect the interests of all shareholders.

None of Engaged Capital’s nominees has any experience in electronic manufacturing services (“EMS”), none have ever served as a CFO or COO in any industry, and only one has very limited experience as an interim CEO.  In addition, only one candidate has served on the board of a public company.  Furthermore, Engaged Capital has repeatedly insisted that Mr. Springstubb – a 32-year-old analyst whose career has largely been spent as a junior investment management professional, and who has absolutely no background in EMS specifically or even business management – must serve as a director as part of any settlement of Engaged Capital’s costly and distracting campaign2.

Simply put, Engaged Capital’s hand-picked slate of under-qualified nominees does not meet Benchmark’s rigorous criteria of required industry, functional responsibility and business experience, as illustrated by the chart below prepared by the Board’s independent third-party search firm.

BENCHMARK NOMINEES	Global Technology Manufacturer	Global Industrial Manufacturer	CFO	Outside Board Experience	Investor Relations	M&A	Strategy	Public Markets Debt	Capital Structure	C- Score[3]
Paul Tufano	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
Michael Dawson			✓	✓	✓	✓	✓	✓	✓	Yes
Bernee Strom	✓	✓		✓	✓	✓	✓	✓	✓	Yes
Clay Williams	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
ENGAGED CAPITAL NOMINEES	Global Technology Manufacturer	Global Industrial Manufacturer	CFO	Outside Board Experience	Investor Relations	M&A	Strategy	Public Markets Debt	Capital Structure	C- Score
Robert Gifford	✓									No
Jeffrey McCreary	✓			✓		✓				Limited
Brendan Springstubb										No

2 See for example Engaged Capital’s definitive proxy statement filed March 29, 2016.
3 C-Score (Yes / No / Limited) answers the question: Is the candidate comparable in experience to the CEO, CFO and or Board Members?

Given their stark, demonstrated weaknesses in skills and experience, it is difficult to see how the dissident’s nominees could add any value to Benchmark’s highly qualified and diverse candidates.

ENGAGED CAPITAL’S ACTIVIST TRACK RECORD DOES NOT SUPPORT ITS CLAIMS THAT ITS RECOMMENDATIONS CREATE VALUE FOR ALL SHAREHOLDERS

Reviewing the stock price performance for companies where activist hedge fund Engaged Capital obtained dissident representation on the Board either through settlement or a proxy contest victory4, we discovered that, there was an average 15% share price decline after Engaged Capital secured a change in board composition, as documented in the table below.

Target Company	Engaged Director Appointment	Share Price at Appointment	Closing Price 04/11/16	Returns	Returns Against S&P 500

Abercrombie & Fitch & Co	19-Jun-14	$42.60	$28.10	(34.0%)	(38.2%)
HeartWare International	14-Mar-16	31.06	30.92	(0.5%)	(1.6%)
Jamba Inc	13-Jan-15	16.12	12.43	(22.9%)	(23.8%)
Medifast Inc	22-Jun-15	32.69	29.81	(8.8%)	(5.0%)
Rovi Corp	19-May-15	16.49	17.48	6.0%	10.0%
TriMas Corp	25-Feb-15	24.51	17.21	(29.8%)	(26.4%)
Average				(15.0%)	(14.2%)

We believe the facts with regards to Engaged Capital’s track record speak for themselves.  Incidentally, we do not see how examples from Glenn Welling’s brief three-year stint at Relational Investors (the “prior firm” referenced in Engaged Capital’s April 7 letter) have any relevance to Engaged Capital’s track record.  We note also that Mr. Welling was not on the board of any of the examples cited in the April 7 letter.

BENCHMARK’S BOARD IS COMMITTED TO CREATING VALUE AND SERVING THE INTERESTS OF
ALL BENCHMARK SHAREHOLDERS

PLEASE VOTE THE WHITE PROXY CARD TODAY

Benchmark is in the midst of executing on a strategic business transformation – we are shifting our business portfolio towards higher-value, higher-margin end markets.  These markets are characterized by longer lifecycle products and extended manufacturing contracts, with customers who have greater outsourcing needs and require higher value-added and engineering-led solutions.  We believe that this transition is allowing us to effectively manage risks associated with our traditional markets, while strategically positioning us to continue our leadership as our industry evolves.  Under the oversight of your Board, Benchmark is leading its peer group in this transition, and has outperformed its peers across several key financial metrics since 2011.

4 Includes all campaigns in which Engaged Capital secured the appointment of a dissident member of a slate or mutually agreeable director by way of a settlement agreement to the board as of 04/11/16. Excludes Engaged Capital’s settlement with Outerwall announced on 4/12/16 given limited timeframe to evaluate returns.

The Benchmark Board firmly believes that Engaged Capital’s inexperienced and unqualified dissident slate risks undermining the ongoing successful execution of Benchmark’s strategy and ability to generate long-term shareholder value.

Protect your investment in Benchmark and vote the WHITE proxy card to support the Benchmark leadership team’s continued strategy to deliver shareholder value.

We strongly encourage you to vote “FOR” Benchmark’s eight highly qualified director nominees on the enclosed WHITE proxy card today.  Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in Benchmark by voting the WHITE proxy card.  We urge you to vote today by telephone, by internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided.  Please do not return or otherwise vote any blue proxy card sent to you by Engaged Capital even as a protest.  If you have already sent back the blue card, you can still change your vote using the enclosed WHITE proxy card to support your Board’s highly qualified director nominees.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

David W. Scheible	Gayla J. Delly
Chairman of the Board of Directors	President and Chief Executive Officer

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Benchmark Electronics, Inc.
Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark's global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This letter contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016; statements, express or implied, concerning future operating results or margins; the ability to generate sales, income or cash flow; the benefits of the Secure acquisition and our ability to continue share repurchases; and Benchmark’s business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this letter are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the U.S. Securities and Exchange Commission (the “SEC”) and in its press releases.

Additional Information and Where to Find It
Benchmark has filed a definitive proxy statement with the SEC with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information. Benchmark, its directors, executive officers and other employees may be deemed to be participants in   the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also are available free of charge on Benchmark’s website at www.bench.com under “Investor Relations – Annual Reports” or by contacting Benchmark Investor Relations at (979) 849-6550.

David Scheible
Non-Executive Chairman (age 59)

Chairman and Former CEO of Graphic Packaging (NYSE: GPK), a leading global paper and packaging company

● Mr. Scheible has served as an independent director since 2011 and as non-executive Chairman of the Board since March 2016.

● He serves on the Board’s Compensation and Audit Committees.

● Over his 30-year career, Mr. Scheible has extensive expe- rience as chairman, chief executive officer and a senior executive of global manufacturing, including contract manufacturing, and brings highly relevant leadership skills and international operations expertise to the Board.

● Other Board experience: Graphic Packaging (NYSE:GPK), Flint Group, Cancer Treatment Centers of America

● Awards: Ernst & Young Entrepreneur of the Year 2014; CEO of the Year, RISI 2015; CEO of the Year, Pulp & Paper Ind. 2015

Gayla Delly
President and Chief Executive Officer (age 56)

CEO since January 2012, with over 15 years of executive experience at Benchmark (NYSE: BHE)

● Ms. Delly has served as a director of the Company since 2011 and as President and Chief Executive Officer since January 2012.

● Ms. Delly brings deep experience in international manufacturing, along with valuable executive leadership and financial expertise gained from her 20 years of experience with Benchmark.

● Other Board experience: Flowserve (NYSE: FLS), Power- One (NASDAQ: PWER)

Douglas Duncan
(age 65)

Former President and CEO of FedEx Freight Corporation, a subsidiary of FedEx (NYSE: FDX), from 2001 to 2010

● Mr. Duncan has served as an independent director of the Company since 2006 and is a member of the Audit and Nominating/Governance  Committees.

● Mr. Duncan brings to the Board not only his experience as a chief executive officer, but also his skills and insight into operational logistics, which he developed over the course of his 30-year career in the transportation industry.

● His ability to develop and execute corporate strategy at an organizational level is evidenced by his leadership as President and Chief Executive Officer at FedEx Freight, which under his stewardship became a leading less-than-truckload freight service operation in the United States.

● Other Board experience: J.B. Hunt Transport Services (NASDAQ: JBHT), Brambles (ASX: BXB)

Michael Dawson
Audit Committee Chair (age 62)

Extensive executive experience, former CFO of GlobalSantaFe Corporation (formerly NYSE: GSF), a large cap offshore oil and gas drilling contractor

● Mr. Dawson has served as an independent director of the Company since 2006.

● He chairs the Audit Committee and is a member of the Compensation Committee.

● Mr. Dawson’s extensive experience as a chief financial officer and in related senior management roles over the  past 35 years enable him to meaningfully enhance the capabilities of the Benchmark Board with respect to matters of audit-related and finance matters.

● Mr. Dawson qualifies as an “audit committee financial expert” under the rules of the SEC.

● Other Board experience: Northern Offshore (Oslo Stock Exchange)

Meet Your Board

Kenneth Lamneck
(age 61)

President and CEO of Insight Enterprises (NASDAQ: NSIT) since 2010, a leading global provider of information technology solutions

●  Mr. Lamneck has served as an independent director of the Company since 2013 and is a member of the Audit and Compensation Committees.

●  Mr. Lamneck’s wide-ranging industry experience over the past 30 years as a chief executive officer of a global technology provider and in other leadership roles at multiple global hardware, software and services companies, allows him to bring to the Board a strong international operations background and depth of understanding into the operation and management of companies in the technology industry.

●  Other Board experience: Insight Enterprises (NASDAQ: NSIT)

Paul Tufano
(age 62)

Former CFO and COO of Alcatel-Lucent (Euronext Paris: ALU), a large cap telecommunications equipment company

●  Mr. Tufano has served as an independent director of the Company since March 2016.

●  Mr. Tufano brings to the Board extensive leadership, operational and financial experience from his service as an executive at prominent technology and electronics manufacturing companies, as well as experience serving on the boards of several public companies.

●  Other Board experience: EnerSys (NYSE: ENS), Teradyne (NYSE: TER), Maxtor (formerly NYSE:MXO), a subsidiary of Seagate Technology (NASDAQ: STX), International Manufacturing Services, Inc.

Bernee Strom
Nominating/Governance Committee Chair (age 68)

President and CEO of The Strom Group since 1990; Senior Advisor to Cascadia Capital, a Seattle-based investment bank; has extensive experience as an investor and serial entrepreneur, founder and/or CEO of Gemstar (formerly NASDAQ: GMST) and Priceline.com, a subsidiary of the Priceline Group (NASDAQ: PCLN)

●  Ms. Strom has served as an independent director of the Company since 2004, is a member of the Compensation Committee and chairs the Nominating/Governance Committee.

●  Her extensive experience in leadership and board posi- tions over the past 25 years in the technology industry and other relevant industries brings a broad set of meaningfully informed and diverse perspectives to the Company’s governance, strategy and operations.

●  Other Board experience: Hughes Electronics/DirecTV (formerly NASDAQ: DTV), subsidiary of AT&T (NYSE: T), Polaroid (formerly NYSE: PRD), InfoSpace (formerly NASDAQ: INSP), ImageX (formerly NASDAQ: IMGX)

●  Awards: Named one of the leading business women of the State of Washington with its ‘Lead Where You Land’ award; named one of the 100 Most Impactful, Inspiring Alumni of the Anderson School of Management of UCLA; received the Luminary Award from the Committee of 200 as its “Technology Innovator”

Clay Williams
Compensation Committee Chair (age 53)

Chairman, President, and CEO of National Oilwell Varco (NYSE: NOV) since 2014, a global oil and gas equipment and services provider

●  Mr. Williams has served as an independent director of the Company since 2008.

●  He chairs the Compensation Committee and is a member of Nominating/Governance Committee.

●  Mr. Williams’ experience as an officer of a publicly traded company active in strategic mergers and acquisitions since 1997, occupying positions of increasing seniority including CFO, COO, and most recently President and CEO for a leading global oilfield equipment and technology provider.

●  He brings to the Board his extensive strategy, M&A, finance and operations experience at a global manufacturing company, as well as knowledge of cyclical end-markets such as those in which Benchmark participates.

●  Other Board experience: National Oilwell Varco (NYSE:NOV)

●  Mr. Williams was elected “CFO of the Year” in 2012 by Institutional Investor magazine.